UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 28, 2009

Furmanite Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2435 N. Central Expressway, Richardson, Texas		75080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-699-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The stockholders of Furmanite Corporation (the "Company") approved the Furmanite Corporation 1994 Stock Incentive Plan, as amended and restated March 4, 2009 (the "Plan"), at the annual meeting of the Company’s stockholders held on May 28, 2009 (the "Annual Meeting"). The Plan authorizes the grant of equity-based compensation to (1) the Company’s key employees in the form of incentive stock options; (2) the Company’s employees, consultants, advisors and directors, who have substantial responsibility for the management and growth of the Company or its affiliates in the form of non-qualified stock options and restricted stock; and (3) participants and former participants in certain Kaneb Services Inc. Deferred Compensation Plans in satisfaction of the Company’s obligations thereunder in the form of shares of the Company’s common stock, without par value (the "Common Stock"). The Plan authorizes an additional 2,500,000 shares of Common Stock which may be granted as awards under the Plan and a total of 2,500,952 shares of Common Stock are currently available for issuance under the Plan. The Plan is to be administered by the Compensation Committee (the "Compensation Committee") of the Company’s Board of Directors.

The forgoing descriptions of the Plan are qualified in their entirety by reference to the full text of the Plan and the Award Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. 10.1

Furmanite Corporation 1994 Stock Incentive Plan, as amended and restated March 4, 2009, filed as Exhibit 99.1 to the Registrant’s S-8 on June 1, 2009, which is incorporated herein by reference.

Exhibit No. 10.2

Form of Notice and Agreement of Grant of Stock Options

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation

June 3, 2009	By:	Howard C. Wadsworth

Name: Howard C. Wadsworth
Title: Senior Vice President

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Exhibit Index

Exhibit No.	Description

10.2	Form of Notice and Agreement of Grant of Stock Options